                                                                    EXHIBIT 24.2



                                POWER OF ATTORNEY
                       APPOINTMENT OF ALTERNATIVE DIRECTOR


               KNOW ALL MEN BY THESE PRESENTS that the undersigned, FELIX T. THEEUWES of 27350 Altamont Road, Los Altos, CA, 94022, hereby nominates, constitutes and appoints JAMES L. HEPPELL as his true and lawful attorney for him and in his place to act as a director of GENETRONICS BIOMEDICAL LTD. (the "Company") for all purposes and, in particular, to execute and deliver all documents which are required to be signed by Felix T. Theeuwes as a director of the Company, and to attend meetings of the directors of the Company and vote thereat on behalf of Felix T. Theeuwes.

               The undersigned hereby ratifies each and every act which James L. Heppell may do in pursuance of these presents.

               This authority shall be good and valid from Monday, September 27, 1999 until Sunday, October 10, 1999 inclusive.

               DATED at Cupertino, California, this 17th day of September, 1999.


Witness:


/s/ "Jean Liu"                               /s/ "Felix Theeuwes"
-----------------------------------          -----------------------------------
Signature                                    FELIX T. THEEUWES

Jean Liu
-----------------------------------
Print Name

282 Richland Avenue
-----------------------------------
Address
San Francisco, CA, 94110
-----------------------------------